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                               eSAFETYWORLD, Inc.
                           100-31 South Jersey Avenue
                               Setauket, NY 11733
                             212-894-3797 ext. 1042
                                Fax: 212-208-3082

September 28, 1999

Mr. Gerry Boylan
Vice President, CFO
Alma Inc.
1251 Montalvo Way
Suite K
Palm Springs, CA 92262

Re: Guaranty for payment of goods furnished to Laminaire Corporation

Dear Mr. Boylan:

     This letter confirms our obligation to unconditionally guarantee payment for all goods sold and delivered by Alma, Inc. to Laminaire Corporation. This guaranty covers the total sum of $77,845.00 representing the balance owed to Alma, Inc. by Laminaire Corporation as of the date of this letter. Alma agrees to extend a line of credit to eSAFETYWORLD, Inc. Not to exceed $40,000. eSAFETYWORLD agrees to direct its customers, who purchase Alma products, to pay directly to Alma the amount due on the customer's invoice. The example below illustrates the agreement:

     o    eSAFETYWORLD purchases $10,000 of mats from Alma

     o eSAFETYWORLD ships $8,000 of mats to XYZ Co. and invoices and by phone, eSAFETYWORLD directs the customer to remit the $9,500 to Alma, P.O. Box 9133 Palm Springs, CA 92263

     o eSAFETYWORLD will directly contact the accounts payable department of the customer to insure that the customer does not rely on the payee and address in the customer's computer file. The method of legal deposit to Alma's account will be mutually agreed by both parties.

Proceeds from P. O. Box will be applied first to the respective current receivable and the residual to be applied to the past due receivable balance owed as referenced above.

This guarantee shall continue in effect until revoked in writing by the undersigned. Notice of revocation shall be effective when received by you, but shall be presumed to be received by you if sent by certified mail, return receipt requested, to your address set forth above. If the guaranty is revoked, guarantor acknowledges and agrees that it will be liable for all amounts then due and
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owing to Alma Inc. despite such revocation.

Our liability to you under this guaranty is limited to the aforementioned amount.

We will pay the unpaid portion of the amount covered by this guarantee in full to Alma, Inc. upon the closing of our Initial Public Offering. Alma agrees to provide us with monthly statements showing all charges, payments, credits, and unpaid balance of Laminaire debt until the balance is paid in full

Sincerely,
eSAFETYWORLD, Inc.                                   AGREED to by:


/s/ Edward A. Heil                                   By: /s/ Gerry Boylan
----------------------------                            ------------------------
Edward A. Heil                                               Alma, Inc.
Chairman